Exhibit 16.1

January 14, 2015

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Miller Industries, Inc.

Commission File Number -- 0000924822

Commissioners:

We have read the statements made by Miller Industries, Inc. under Item 4.01 of its Form 8-K dated January 14, 2015 and captioned “Change in Registrant’s Certifying Accountant”. We agree with the statements concerning our Firm in such Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Joseph Decosimo and Company, PLLC